Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-140970), Form S-4 (No. 333-100639), and Form S-8 (Nos. 33-42229, 333-64573, 333-30867, 333-74815, 333-37338, 333-75362, 333-110102, 333-126888, and 333-162766) of Masco Corporation of our report dated February 16, 2010 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
PricewaterhouseCoopers LLP
Detroit, Michigan
February 16, 2010